EXHIBIT 4.2

AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Registration Rights Agreement, dated as of June 20, 2001, among SENETEK, PLC, a corporation organized under the laws of England, SILVER CREEK INVESTMENTS, LTD., a British Virgin Islands company, BOMOSEEN INVESTMENTS, LTD., a British Virgin Islands company, ELSTREE HOLDINGS, LTD., a British Virgin Islands company, DANDELION INVESTMENTS, LTD., a British Virgin Islands company, SCORPION HOLDINGS INC., a Delaware company, WALLINGTON INVESTMENTS LIMITED, a British Virgin Islands company, and ALBA LIMITED (the “Registration Rights Agreement”), is effective as of September 4, 2003. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified, or ascribed thereto by reference, in the Registration Rights Agreement.

W I T N E S S E T H

WHEREAS, the parties to the Registration Rights Agreement deem it necessary and desirable to amend that agreement to add Alba Limited as a party thereto.

NOW, THEREFORE, in consideration of the foregoing premises, the Registration Rights Agreement is hereby amended as follows:

1. The first two WHEREAS clauses of the Registration Rights Agreement are hereby deleted and replaced in their entirety to read as follows:

“WHEREAS, on April 14, 1999, Silver Creek, Bomoseen, Elstree and Dandelion were issued (i) Senior Notes due 2002 in an aggregate principal amount of $7,388,570 (collectively, the “Notes”) and (ii) Investor Warrants (as defined herein) by the Company;

WHEREAS, as a condition to the issuance of the Investor Warrants to Silver Creek, Bomoseen, Elstree and Dandelion, the Company agreed to provide certain registration rights pursuant to the terms of this Agreement;”

2. The fourth WHEREAS clause of the Registration Rights Agreement is hereby deleted and replaced in its entirety to read as follows:

“WHEREAS, as of the date hereof, as a condition to Wallington entering into the Credit Agreement, the Company, Silver Creek, Bomoseen, Elstree and Dandelion have amended the Securities Purchase Agreement pursuant to a First Amendment to Securities Purchase Agreement dated as of the date hereof (the “First Amendment”) in order to, among other things, permit the Company to enter into the Credit Agreement and amend and restate the Notes and Investor Warrants;”

3. The following definition is hereby added as a new Section 1.7:

“1.7. ‘Investor Warrants’ shall mean all the warrants issued pursuant to the Securities Purchase Agreement.”

The remaining Sections of Section 1 shall be sequentially re-numbered following the insertion of this new Section 1.7.

4. The definition of “Warrants” is hereby deleted and replaced in its entirety to read as follows:

“‘Warrants’ shall mean the Investor Warrants and the warrants issued to Alba Limited on September 4, 2003.”

5. Except as specifically amended above, the Registration Rights Agreement and all provisions thereof shall remain in full force and effect and are hereby ratified and confirmed.

6. Upon the effectiveness of this Amendment No. 1, on and after the date hereof, each reference in the Registration Rights Agreement to the “Agreement”, “hereunder”, “hereof”, and “herein” shall mean and be a reference to the Registration Rights Agreement as amended hereby.

7. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

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This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts shall together constitute one instrument.

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date and year first above written.

SENETEK PLC

By: /S/ WADE H. NICHOLS
Name:	Wade H. Nichols
Title:	Executive Vice President, Corporate Development

SILVER CREEK INVESTMENTS, LTD.

By: /S/ ROBERT T. TUCKER
Name:	Robert T. Tucker
Title:	Director

BOMOSEEN INVESTMENTS, LTD.

By: /S/ ROBERT T. TUCKER
Name:	Robert T. Tucker
Title:	Director

ELSTREE HOLDINGS, LTD.

By: /S/ ROBERT T. TUCKER
Name:	Robert T. Tucker
Title:	Director

DANDELION INVESTMENTS, LTD.

By: /S/ ROBERT T. TUCKER
Name:	Robert T. Tucker
Title:	Director

SCORPION HOLDINGS, INC.

By: /S/ KEVIN R. MCCARTHY
Name: Kevin R. McCarthy
Title: President

WALLINGTON INVESTMENTS LTD.

By: /S/ ROBERT T. TUCKER
Name: Robert T. Tucker
Title: Director

ALBA LIMITED

By: /S/ ROBERT T. TUCKER
Name: Robert T. Tucker
Title: Director

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